Exhibit 99.1

Avnet, Inc. Announces Sale of New ProSys Corp.

Phoenix, Ariz., January 4, 2011 – Avnet, Inc. (NYSE:AVT) announced today that it has sold New ProSys Corp. (“ProSys”), a value-added reseller and a leading provider of IT infrastructure solutions to a broad range of markets, to ACS Acquisition Corp., an affiliate of Applied Computer Solutions. Avnet acquired ProSys as part of the Bell Microproducts acquisition on July 6, 2010, and announced its intention to sell this VAR business at that time. Total consideration for the sale includes both a cash payment at closing and a three-year earn-out based upon ProSys’ anticipated results.

“This transaction divests a non-core asset and will allow ProSys to join one of the largest and fastest growing resellers in North America focused exclusively on end-user customers where they can leverage their capabilities to address an expanded set of opportunities,” stated Rick Hamada, Avnet President and Chief Operating Officer. “Avnet Technology Solutions has enjoyed a long and successful partnership with Applied Computer Solutions and we look forward to expanding that relationship with the addition of ProSys to their business.”

ProSys, which employs 360 people and had revenues of $417.9 million in the twelve months ended June 30, 2010, deploys customized, leading-edge solutions from premier technology vendors that help enterprise, public sector and educational customers address their most complex IT infrastructure needs.

Needham & Company, LLC acted as a financial advisor and Squire, Sanders & Dempsey LLP acted as legal counsel to Avnet in connection with this transaction.

Forward Looking Statements
This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in facts and circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as “will,” “anticipate,” “expect,” believe,” “intend,” and “should,” and other words and terms of similar meaning in connection with any discussions of future operating or financial performance or business prospects. Actual results may vary materially from the expectations contained in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the Company’s ability to retain and grow market share and to generate additional cash flow, risks associated with any acquisition or disposition activities, the successful integration of acquired companies, any significant and unanticipated sales decline, changes in business conditions and the economy in general, changes in market demand and pricing pressures, any material changes in the allocation of product or product rebates by suppliers, allocations of products by suppliers, other competitive and/or regulatory factors affecting the businesses of Avnet generally.

More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K, Form 10-Q and Form 8-K. Avnet is under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Avnet
Avnet, Inc. (NYSE:AVT) is one of the largest distributors of electronic components, computer products and embedded technology serving customers in more than 70 countries worldwide. Avnet accelerates its partners’ success by connecting the world’s leading technology suppliers with a broad base of more than 100,000 customers by providing cost-effective, value-added services and solutions. For the fiscal year ended July 3, 2010, Avnet generated revenue of $19.16 billion. For more information, visit www.avnet.com. (AVT—IR)

Visit Avnet’s Investor Relations Website at www.ir.avnet.com or contact us at investorrelations@avnet.com.

For more information, please contact:

Public Relations
Michelle Gorel, +1 480-643-7653
Vice President, Public Relations
michelle.gorel@avnet.com

Investor Relations
Vincent Keenan, +1 480-643-7053
Vice President, Investor Relations
Vincent.keenan@avnet.com